Exhibit 10.2

JACKSONVILLE BANCORP, INC.
NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (the “Agreement”) dated as of ________________ between JACKSONVILLE BANCORP, INC., a Florida corporation (the “Company”) and _____________________ (“you”).

In consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and you agree as follows:

1.                   Grant of Option.

The Company hereby irrevocably grants to you the right and option to purchase all or any part of an aggregate of ________ shares (the “Option Shares”) of the Company’s common stock (“Common Stock”), on the terms and conditions set forth in this Agreement (the “Option”).  This Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2.                   Term and Time Exercise of Option; Option Price.

(a)            This Option shall have a term of [five (5) years], commencing on ______________ (the “Grant Date”), and ending at the close of business on _______________ (the “Termination Date”), except to the extent the Option’s term may be reduced under Section 3 hereof.  Upon the Termination Date or upon such earlier date as may be applicable under Section 3, the Option shall terminate and become null and void.

(b)            Subject to Sections 3 and 4, the Option Shares shall become exercisable[ in cumulative equal annual increments of twenty-five percent (25%) beginning on the first anniversary of the Grant Date.  Thus, twenty-five percent (25%) of the Option Shares will be exercisable one (1) year after the Grant Date; fifty percent (50%) of the Option Shares will be exercisable two (2) years after the Grant Date; seventy-five percent (75%) of the Option Shares will be exercisable three (3) years after the Grant Date; and one hundred percent (100%) of the Option Shares will be exercisable four (4) years from the Grant Date.]

(c)            You may exercise the Option at a purchase price equal to $_____ per Option Share (“Option Price”).

3.                   Early Termination of Option Upon Termination of Service.

                (a)             Except as otherwise set forth below, if your service to the Company terminates prior to the Termination Date for a reason other than death or Disability (as determined by the Compensation Committee or other designated committee (the “Committee”)), you may, at any time within a period of ninety (90) days after the date your service to the Company was terminated, exercise the Option to the extent (and only to the extent) the Option was exercisable on the date that your service to the Company was terminated.  Upon the expiration of such ninety (90) day period, the Option shall, to the extent not previously exercised or terminated, terminate and become null and void.  If your service is terminated by the Company for cause (as set forth in your employment agreement, if applicable, or as otherwise determined in the sole discretion of the Committee), the Option (vested and unvested portions) shall be forfeited in its entirety as of the date of the misconduct giving rise to such termination.

                (b)            If your service to the Company terminates prior to the Termination Date due to your death or Disability, the Option may be exercised, at any time within one (1) year after the date of your termination of service, to the extent (and only to the extent) the Option was exercisable on the date of your termination.  Upon the expiration of the foregoing one (1) year period, the Option shall, to the extent not previously exercised or terminated, terminate and become null and void.

(c)            Notwithstanding anything contained in foregoing provisions of this Section 3, in no event may the Option be exercised after the Termination Date.

4.                    Effect of a Change in Control.

In the event of a Change in Control (as defined below), the Option, to the extent not previously exercised or terminated on the date of such Change in Control, shall become immediately earned and fully exercisable.  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if:

(a)            any “person” or “group” (as such terms are used and defined in the Securities Exchange Act of 1934, as amended (the “1934 Act”), Sections 3(a)(9) 13(d) and 14(d)) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of The Jacksonville Bank (the “Bank”) or the Company representing fifty percent (50%) or more of the combined voting power of the Bank’s or the Company's then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”).  As used in this Agreement, any person or group who is, on the date hereof, the beneficial owner of twenty five percent (25%) or more of the outstanding Company Voting Securities is a “Controlling Person,” and any person or group that is, as of the date of determination, “controlled” for purposes of the Bank Holding Company Act of 1956, by a person or group is a “Controlled Person.” Notwithstanding the foregoing, the following events shall not be deemed to be a Change in Control:  (i) any acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding and thereby results in any person or group (other than a Controlling Person or a Controlled Person) beneficially owning twenty-five percent (25%) or more of the outstanding Company Voting Securities, (ii) an acquisition of Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any parent or subsidiary thereof, (iii) an acquisition of Company Voting Securities by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities, or (iv) an acquisition of Company Voting Securities and/or securities convertible into or exchangeable for Company Voting Securities pursuant to the Stock Purchase Agreement dated as of August 22, 2012 (as amended and/or restated, the “Stock Purchase Agreement”), by and among the Company and CapGen Capital Group IV LP, a Delaware limited partnership (“CapGen”), and each of the respective investors other than CapGen named on the signature pages to the Stock Purchase Agreement;

(b)            the Company consummates a reorganization, merger, consolidation, statutory share exchange or similar transaction involving the Bank or the Company with any person or entity other than a Controlling Person that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in such transaction, or consummates the sale or other disposition of all or substantially all of the Bank’s or the Company's assets to any person or entity that is not a Controlling Person; or

(c)            the Board and/or the Company’s shareholders approve a complete liquidation or dissolution of the Company in a transaction or series of transactions.

5.                   Adjustment to Option Shares.

                Option Shares shall be subject to adjustment in the event of changes in capital structure as set forth in Section 15 of the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan, as amended (the “Plan”), and such adjustment as determined by the Board of Directors will be final, conclusive and binding on you.

6.                   Exercise of Option.

(a)            Subject to the terms and conditions of this Agreement, this Option may be exercised in whole or in part by delivery of a written notice to the Company at its principal executive office to the attention of the Chief Financial Officer.  Such notice shall state the election to exercise the Option and the number of Option Shares with respect to which it is being exercised, and shall be signed by the person or persons exercising the Option.  If you are not the person exercising the Option, he or she shall also deliver with the notice appropriate proof of his or her right to exercise the Option.  No fractional shares may be purchased.  Full payment of the applicable Option Price shall accompany such notice.  Payment of the Option Price shall be by check payable to the order of the Company, through the surrender of shares of Common Stock (valued as provided in Section 6(b)), or by a combination thereof; provided, however, that payment by shares of Common Stock shall be permitted only for so long as a public trading market in the Common Stock exists.  For purposes of this Section 6(a), a public trading market in the Common Stock shall be deemed to exist if shares of the Common Stock are listed on the New York Stock Exchange, the Nasdaq Stock Market or any other national securities exchange or reputable quotation system.

(b)            If payment is made in shares of Common Stock, such shares shall be rounded to the lowest whole number of shares, and the balance of the Option Price shall be paid by check.  The value of any shares of Common Stock tendered in payment of the Option Price shall be the Fair Market Value of such shares on the date of issuance of the shares of Common Stock.  All shares of Common Stock utilized for the payment of the Option Price shall be delivered by you free and clear of all liens and encumbrances and in transferable form.

(c)            Where you are entitled to receive Option Shares pursuant to the exercise of this Option, the Company shall have the right to require you to pay to the Company the amount of any federal, state or local income taxes or other amounts as may be withheld (“Withholding Taxes”) which the Company is required to withhold with respect to such exercise, or, in lieu thereof, in accordance with Section 6(h) of the Plan, you may make a written election to have withheld a portion of the Option Shares then issuable with a value equal to the Withholding Taxes determined as set forth in Section 6(b) of this Agreement.  The Company’s method of satisfying its withholding obligations shall be solely in the discretion of the Company, subject to applicable federal, state and local laws.

(d)            Upon receipt of notice of exercise and any necessary documentation and the payment of the Option Price, the Company shall take such action as may be necessary to effect the transfer to you of certificates representing the Option Shares with respect to which the Option has been exercised.

(e)            You shall have no rights as a shareholder by reason of this Option unless and until the Option is exercised in accordance with this Agreement and certificates for shares of Common Stock are issued to you.

7.                   Limitations on Exercise of Option.       Notwithstanding any other provision of this Agreement, the granting of this Option and the issuance or purchase of shares of Common Stock under the Option may not be consummated if the Committee determines, at any time, that:  (a)  the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; or (b) the consent or approval of any government regulatory body, or (c) an agreement by you with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issuance or purchase of shares of Common Stock thereunder.

8.                    Option Not Transferable Except in Event of Death.  This Option is not transferable except: (i) by will; or (ii) by the laws of descent and distribution and may be exercised during your lifetime only by you.

9.                    Option Agreement Does Not Grant Employment Rights.

The granting of this Option or its exercise shall not be construed as any assurance of your continued employment by or service to the Company for any period.

10.                 Incorporation of the Plan by Reference.

The grant of this Option is subject to the terms and conditions of the Plan which is incorporated herein by reference, and you hereby acknowledge receipt of the Plan.  All of the terms of this Agreement not inconsistent with the terms of the Plan shall apply.  All capitalized terms used in this Agreement without definition shall have the definitions given to such terms in the Plan.

11.                Miscellaneous.

(a)            The captions and section headings used in this Agreement are for convenience only, shall not be deemed part of this Agreement, and shall not in any way restrict or modify the context and substance of any section or paragraph hereof.

(b)            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

(c)            This Agreement shall inure to the benefit of and be binding upon the Company’s successors and assigns.  All obligations imposed upon you and all rights granted to you under this Agreement shall be binding upon your transferees, heirs, executors, administrators, and successors.

(d)            The Committee may modify this Option in writing or accept the surrender of this Option and make a new award in substitution for it, provided that the modification does not adversely alter or impair any of your rights or obligations without your consent and does not constitute “repricing” as such term is defined in 17 CFR 229.402(i)(1).  The Committee may cancel this Option at any time with your consent, and a new option may be provided to you in lieu thereof, provided the cancellation and reissuance does not constitute “repricing” as such term is defined in 17 CFR 229.402 (i)(1).

(e)            Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

(f)            The Committee shall administer and have the full authority of the Company with respect to the Plan and this Option.  You understand that determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive awards under either the annual or long-term incentive components of the Plan, the form, amount and timing of such awards, and the terms and provisions of  such awards and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

(g)            Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on you and the Company for all purposes.

IN WITNESS WHEREOF, the parties have executed this Option as of the day and year first above written.

JACKSONVILLE BANCORP, INC.

By:
Name:
Title:

[name of recipient of option]